Exhibit 99.1

EXECUTION VERSION

AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT
This Amended and Restated Executive Employment Agreement (the “Agreement”), entered into as of the latest date set forth on the signature page hereto, is retroactively effective as of December 31, 2015 (the “Effective Date”) by and between Technical Consumer Products, Inc., a Delaware corporation (the “Company”), as the employer; and Brian Catlett (“Executive”), as the employee. The Company and Executive are referred to collectively in this Agreement as the “Parties” and individually as a “Party”.
RECITALS
Executive is currently the Chief Financial Officer of the Company and of the Company’s parent, TCP International Holdings, Ltd (“TCP International”).
The Company and TCP International desire to continue to employ Executive as their Chief Financial Officer, and Executive has agreed to continue to be so employed, subject to the terms and conditions set forth herein.
This Agreement shall supersede and completely replace the Executive Employment Agreement, dated as of June 29, 2015, by and between the Company and Executive (the “Prior Agreement”) as of the Effective Date.
Therefore, in consideration of the promises and the mutual covenants and agreements set forth herein, the Parties agree to enter into this Agreement as follows:

1.	Position and Duties

(a)The Company hereby agrees to continue the employment of Executive, and Executive hereby agrees to continue in the employment of the Company, on the terms and conditions set forth in this Agreement. During the Term of Employment (as hereinafter defined), Executive shall serve as the Chief Financial Officer of TCP International and the Company or in such other position of reasonably comparable or greater status and responsibilities, as determined by the Board of Directors of TCP International (the “Board”) or the Chief Executive Officer of TCP International (the “CEO”). As used in this Agreement, “TCP” refers collectively to TCP International and the Company.

(b)Executive shall report to the CEO, and Executive’s primary responsibilities shall be as (i) Chief Financial Officer (ii) such other duties as assigned by the Board or the CEO as are customary to persons in the same or similar capacity of an enterprise comparable to TCP. Executive will be a member of the TCP’s senior executive team (the “TCP Executive Team”) with responsibility for determining the long-term direction and goals of TCP, and for developing strategies and tactics to meet those goals, along with all other duties as assigned by TCP. Executive shall also discharge such duties and authority as are generally incident to such position, or to such other senior management position as TCP shall determine, provided that such other position shall be comparable in authority and responsibility to the position specified above.

(c)Executive agrees to devote all of Executive’s employment time and attention to the affairs of TCP and use Executive’s best efforts to promote the business and interests of TCP and that Executive will not engage, directly or indirectly, in any other occupation during the term of employment; it being acknowledged by the Parties that, absent a breach of Sections 5 or 6 of this Agreement, it will not be a violation of this Agreement for Executive to (i) engage in and serve such civic, community, charitable, educational or religious organizations as Executive may reasonably select and (ii) manage Executive’s personal, financial and legal affairs, so long as the activities in (i) and (ii) do not unreasonably interfere with the performance of Executive’s duties and obligations under this Agreement. Executive further acknowledges and agrees that Executive owes a fiduciary duty of loyalty, fidelity and allegiance to act at all times in the best interests of TCP, and not to do any act which would injure the business, interests, or reputation of TCP or any of its subsidiaries. Executive represents and warrants to TCP that Executive is under no contractual commitments inconsistent with Executive’s duties and obligations set forth in this Agreement.

2.	Term

The term of employment hereunder shall have commenced on the Effective Date hereof and shall continue until December 31, 2018 (unless earlier terminated pursuant to any of Section 7 of this Agreement) (the “Initial Term”). Unless earlier terminated, this Agreement shall automatically renew for successive one (1) year periods following the Initial Term (each such extension being referred to as a “Renewal Term”; and the Initial Term and all Renewal Terms being collectively referred to as the “Term of Employment”) unless written notice is provided by either Executive or TCP to the other Party no later than one (1) year prior to the expiration of the then current Term of Employment that renewal of the Agreement is not desired.

3.	Compensation

In consideration of, and in exchange for, the services to be provided by Executive (including, without limitation, all services to be rendered by Executive as an officer and/or other duties may be assigned by TCP), Executive shall receive the amounts and benefits set for hereunder.
(a)Base Salary. Executive’s annual base salary (the “Base Salary”) shall be $400,000.00, which Base Salary will be payable in accordance with the payroll practices and procedures of the Company for executive and management level employees, as in effect from time to time. All amounts payable under this Section 3, including without limitation the Base Salary, shall be paid less all applicable taxes, social security payments and other items that the Company is required by law to withhold or deduct therefrom. The Base Salary shall be subject to annual review by the CEO or the Board, if applicable, but may not be decreased during the then current Term of Employment. If any change to the Base Salary is made pursuant to the previous sentence, Executive’s new level of Base Salary shall be Executive’s Base Salary for purpose of this Agreement.

(b)Incentive Bonus. During the Term of Employment, Executive shall be eligible to receive, in addition to his Base Salary, an incentive bonus (the “Incentive Bonus”) for each of TCP’s fiscal years commencing during the Term of Employment in an amount equal to 70% of Base Salary upon the achievement at target of the management objectives set out for each fiscal year by the CEO or the Board, as applicable, with such Incentive Bonus pro-rated (based on actual achievement) for Executive’s period of actual service during such year. The Incentive Bonus shall be paid as promptly as possible after the determination that the Incentive Bonus was earned, in accordance with the preceding sentence, but in all events, if earned, by March 15th of the year immediately following the close of the applicable fiscal year. Nothing contained hereunder shall prohibit the Board from suspending or declining to make a payment of the Incentive Bonus if it is deemed necessary by the Board or the CEO as to bonus payments for all executive officers.

(c)Special Bonus. As soon as reasonably practicable after the effectiveness of this Agreement, but not later than March 15, 2016, Executive shall receive a lump-sum amount in cash (less all applicable taxes, social security payments and other items that the Company is required by law to withhold or deduct therefrom) equal to $375,000.

(d)Service-Based Restricted Share Unit Award.

(i)As soon as reasonably practicable after the effectiveness of this Agreement, but not later than March 15, 2016, Executive will receive under and subject to TCP International’s current equity plan 450,000 service-based restricted share unit awards and payable in Common Shares, par value CHF 1.00 per share (“Common Shares”), of TCP International (the “Special RSU Award”), which Special RSU Award will be subject to substantially the following terms and conditions: the Special RSU Award will generally vest in 10 substantially equal amounts beginning on March 31, 2016 or on such later date as the Common Shares have been registered in accordance with applicable provisions of Swiss law (the “Swiss Registration”), and the last day of each month thereafter through December 31, 2016, or such later date as may result from the timing of the Swiss Registration, subject to any earlier pro-rata vesting (based on Executive’s actual service to TCP International during such 10-month period) or termination terms and conditions as may be specified in the award agreements for such Special RSU Award (“Special RSU Award Agreement”)

(ii)In the event of a change in control of TCP International (as defined in the Special RSU Award Agreement, “Change in Control”) on or after the grant date for the Special RSU Award (but occurring during the Term of Employment), to the extent the Special RSU Award has not been forfeited or previously vested, the Special RSU Award will be subject to pro-rata vesting (based on Executive’s actual service to TCP International during the vesting period for the Special RSU Award) unless a Replacement Award is provided to Executive to continue, assume or convert the Special RSU Award (the “Replaced Award”) into a replacement award. If the Special RSU Award so vests in accordance with this Section 3(d)(ii), it will be paid under the terms of the Special RSU Award Agreement.

(iii)For purposes of Section 3(c)(ii), a “Replacement Award” means an award (A) of service-based restricted share units, (B) that has a value at least equal to the value of the Replaced Award, (C) that relates to publicly traded equity securities of TCP International or its successor in the Change in Control (or another entity that is affiliated with TCP International or its successor following the Change in Control) (the “Successor”), (D) the tax consequences of which, under the Code, if Grantee is subject to U.S. federal income tax under the Internal Revenue Code of 1986, as amended, are not less favorable to Executive than the tax consequences of the Replaced Award, (E) that vests on a pro-rata basis (based on Executive’s actual service) upon a termination of Executive’s employment with the Successor for Good Reason by Executive or without Cause by such employer prior to December 31, 2016, and (F) the other terms and conditions of which are not less favorable to Executive than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). A Replacement Award may be granted only to the extent it conforms to the requirements of Treasury Regulation 1.409A-3(i)(5)(iv)(B) or otherwise does not result in the Replaced Award or Replacement Award failing to comply with Section 409A of the Code. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 3(c)(iii) are satisfied will be made by the Compensation Committee of the Board, as constituted immediately before the Change in Control, in its reasonable discretion.

(iv)If a Replacement Award is provided, notwithstanding anything in this Agreement to the contrary, any outstanding portion of such Replacement Award which at the time of a Change in Control is not subject to a “substantial risk of forfeiture” (within the meaning of Section 409A of the Code) will be deemed to be vested on a pro-rata basis (based on Executive’s actual service to the Company and the Successor) at the time of such Change in Control and will be paid as provided for in the Special RSU Award Agreement.

(v)The remaining terms and conditions for the Special RSU Award will be as set forth in the applicable equity plan and/or the Special RSU Award Agreement.

(e)Equity Awards. Executive shall be eligible for such equity-based awards, if any, as may be commensurate with Executive’s position and performance, if, when and as determined by the Board in its discretion but in no event shall such amount be less than that offered to any other executive of the Company (other than Chief Executive Officer). Any such award shall be subject to all terms determined by the Board or, if applicable, as set forth in any applicable equity plan. Long-term incentives shall be paid in the form of options, restricted share units or other equity-based awards, as determined annually by the Board or a committee of the Board

4.	Other Benefits

During the Term of Employment and for services rendered hereunder, Executive shall also be entitled to receive other benefits which are, and may be in the future, generally available to TCP full-time employees and members of the TCP Executive Team, subject to eligibility and other applicable requirements, which benefits may include:
(a)Group Insurance. Group insurance programs as in effect from time to time, with normal benefits and contributions to apply, including Health, Dental, Vision, Disability, and Life (including family coverage) as applicable.

(b)401(k) and Other Retirement Plans. Any qualified pension or profit sharing plan established by TCP and any other benefit plans or programs established by TCP as in effect from time to time.

(c)Other Benefits. Annual vacation, paid holidays, sick leave, long term disability policies of insurance, and other similar benefits as provided from time to time by TCP to the TCP Executive Team.

(d)Reimbursement of Business Related Expenses. Prompt reimbursement for reasonable expenses incurred by Executive in performing services hereunder during the Term of Employment, in accordance with the policies and procedures then in effect and established by TCP for its employees.

(e)Car Allowance. Executive shall receive a monthly car allowance of $800.00.

(f)Other. Notwithstanding the foregoing, TCP may, in its discretion, at any time and from time to time, change or revoke any of its employee or executive benefits plans, programs or policies and Executive shall not be deemed, by virtue of this Agreement, to have any vested interest in any such plans, programs or policies, but shall be entitled to participate in any such plans, programs or policies on the same basis and terms as are applicable to all senior executives of TCP generally.

5.	Restrictive Covenants

(a)Non-Competition; Non-Solicitation. The Parties hereto recognize that Executive’s services are unique and the restrictive covenants on Executive set forth in this Section 5 are essential to protect the business (including trade secret and other confidential information disclosed by TCP to, learned or developed by Executive during the course of employment by TCP) and good will of TCP. As part of the consideration for the compensation and benefits to be paid to Executive hereunder, Executive agrees that during the Term of Employment, or if later, through the date Executive ceases to be employed by TCP, and for a period of one (1) year thereafter (the “Covenant Period”), Executive shall not:

(i)Own, manage, control or participate in the ownership, management or control of, or be employed or engaged by or otherwise affiliated or associated as a consultant, independent contractor or otherwise with, any other corporation, limited liability company, partnership, proprietorship, firm, association or other business entity, or otherwise engage in any business that is engaged in any manner in, or otherwise competes with, the business of TCP or any of TCP’s affiliates or subsidiaries (A) as conducted during the Term of Employment or, if later, through the date Executive ceases to be employed by TCP, or, (B) to Executive’s knowledge, planned to conduct business during the Term of Employment or, if later, through the date Executive ceases to be employed by TCP, in each instance in any geographic area where TCP or any of TCP’s affiliates or subsidiaries conducted or, to Executive’s knowledge, planned to conduct business (such geographic area, the “Territory”). Notwithstanding the foregoing, the ownership of not more than one percent (1%) of the stock of any publicly traded corporation will not be deemed a violation of this covenant;

(ii)Approach, solicit or otherwise transact any business in any manner pertaining to suppliers or customers of TCP or any of its subsidiaries or affiliates, or take any action to cause such suppliers or customers to not transact business in any manner with TCP or any of its subsidiaries or affiliates, which, in any manner, would have, or is likely to have, an adverse effect upon TCP or any of its subsidiaries or affiliates; and

(iii)Induce any employee of TCP or any of its subsidiaries or affiliates, or suppliers or agents of TCP or any of its subsidiaries or affiliates to terminate his or her employment with TCP or any of its subsidiaries, affiliates or suppliers, or hire or assist in the hiring of any such employee by any person or entity not affiliated with TCP.

For purposes of this Agreement, “affiliate” shall mean any entity which owns or controls, is owned or controlled by, or is under common ownership or control, with TCP.
(b)Non-Disparagement. During the Term of Employment and the Covenant Period, the Parties will not, directly or indirectly, make any public or private statement (whether orally or in writing) that disparages, denigrates or maligns the other, or their respective businesses, activities, operations, affairs, reputations, or prospects. The provisions of this Section shall not apply to any actions taken or statements made by the Parties in the enforcement of their respective rights under this Agreement nor shall either of the Parties be prohibited by this Section 5(b) from (i) making truthful statements when required by order of a court or other body of competent jurisdiction or as required by law or (ii) taking any good faith action to enforce legal or contractual rights, or pursuing in good faith claims related thereto.

6.	Confidentiality

Executive acknowledges that it is the policy of TCP and its subsidiaries or affiliates to maintain as secret and confidential all valuable and unique information herebefore or hereafter acquired, developed or used by TCP and its subsidiaries relating to the business, operations, employees and customers of TCP and its subsidiaries or affiliates, which information gives TCP and its subsidiaries or affiliates a competitive advantage in the industry, and which information includes, but is not limited to, technical knowledge, know-how or trade secrets and information concerning the operations, sales, personnel, suppliers, customers, costs, profits, markets, pricing policies, and other confidential materials, as well as any of the foregoing that is owned by third parties and that TCP or its subsidiaries or affiliates have a duty to hold confidential (the “Confidential Information”).
(a)Non-Disclosure. Executive recognizes that the services to be performed by Executive are special and unique, and that by reason of Executive’s duties, Executive will acquire or learn Confidential Information. Executive recognizes that all such Confidential Information is the sole and exclusive property of TCP and its subsidiaries or affiliates. As part of consideration of the compensation and benefits to be paid to Executive under this Agreement, Executive agrees not to disclose the Confidential Information to anyone outside TCP, and not to use the Confidential Information other than for the performance of Executive’s duties hereunder, either during or after the employment by TCP, except as authorized by TCP in connection with performance of the duties set forth in this Agreement, or other duties assigned by TCP from time to time.

(b)Return of Confidential Information. Executive agrees to deliver promptly upon termination of employment with TCP, or at any time requested by TCP, all memos, notes, records, reports, manuals, drawings, and any other documents containing any Confidential Information, including all copies of such materials which Executive may then possess or have under Executive’s control.

(c)Ownership of Trade Secrets: Assignment of Rights. Excluding those brought to TCP and its subsidiaries or affiliates by Executive and disclosed by Executive in TCP standard Employee Confidentiality Agreement executed as of the Effective Date, Executive agrees that all know-how, documents, reports, plans, proposals, marketing and sales plans, client lists, client files and materials made by Executive or by TCP and its subsidiaries (the “Work Product”) are the property of TCP and its subsidiaries and shall not be used by Executive in any way adverse to the interests of TCP and its subsidiaries or affiliates. Executive assigns to TCP and its subsidiaries any rights that Executive may have in any such Work Product. Executive shall not deliver, reproduce or in any way allow such documents or things to be delivered or used by any third party without specific direction or consent of the Board. Executive assigns to TCP and its subsidiaries or affiliates any rights, which Executive may have in any such trade secret or proprietary information. Likewise, Executive shall not disclose to TCP and its subsidiaries or affiliates, use in TCP and its subsidiaries’ or affiliates’ business, or cause TCP and its subsidiaries or affiliates to use, any information or material that is a trade secret of others.

7.	Termination

Notwithstanding any other term or provision contained in this Agreement, this Agreement and the employment hereunder may be terminated during the Term of Employment under the following circumstances:
(a)Death. Upon Executive’s death, this Agreement shall automatically terminate.

(b)Disability. Upon Executive becoming “Permanently Disabled”, which, for purposes of this Agreement, shall mean Executive’s incapacity due to physical or mental illness or cause or other disability, which results in the Executive being substantially unable to perform the essential functions of Executive’s duties after reasonable accommodations made by TCP, as reasonably determined by the Board, for (i) a period of ninety (90) consecutive days, or (ii) a period of ninety (90) calendar days out of any period of three hundred and sixty (360) consecutive calendar days during the Term of Employment, then TCP shall have the right to terminate this Agreement upon thirty (30) days’ written notice to Executive.

(c)Termination by TCP for Cause. Upon a written notice to Executive from TCP, TCP may terminate this Agreement for Cause. For purpose of this Agreement, “Cause” shall mean termination by action of the Board because of Executive’s:

(i)Gross negligence, self-dealing (without prior consent of TCP) or willful misconduct of Executive in connection with the performance of Executive’s duties hereunder, including without limitation, misappropriation of funds or property of TCP, securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of TCP or any willful act or gross negligence having the effect of injuring the reputation, business or business relationships of TCP and its subsidiaries or affiliates;

(ii)Material violation of any statutory or common law duty of loyalty to TCP or its subsidiaries or affiliates;

(iii)Conviction of, a plea of nolo contendere, or a guilty plea to a felony or a crime of moral turpitude, fraud, embezzlement or theft; or

(iv)Material breach of this Agreement.

As to clause (i) and (iv), “Cause” will exist only if such breach or default is not cured in all material respects within fifteen (15) days after written notice thereof has been given to Executive by TCP; provided that circumstances did not then exist or subsequently arise that would permit TCP to terminate Executive for “Cause” pursuant to clause (i), (ii) or (iii); and provided, further, that no opportunity to cure shall be provided if such breach or default is not curable.
(d)Termination by TCP without Cause. Upon one (1) year’s prior written notice to Executive, TCP may terminate this Agreement without any Cause;

(e)Termination by Executive with Good Reason. Executive shall also have the right to terminate this Agreement upon not less than one (1) year’s prior written notice to TCP, within 60 days after the occurrence of any of the following events (each of which shall constitute “Good Reason” for purposes of this Agreement) (except that if TCP has provided notice of termination for “Cause” and the event constituting “Cause” continues to exist following any applicable cure period, Executive may not terminate this Agreement for “Good Reason”):

(i)Material diminution in the nature of Executive’s title, duties, authorities and responsibilities set forth in this Agreement by TCP unless Executive expressly consents to such diminution in writing;

(ii)Relocation of Executive’s principal place of employment by more than fifty (50) miles from TCP’s current location from which Executive works;

(iii)Material reduction in the nature of Executive’s compensation as established under this Agreement unless Executive expressly consents in writing;

(iv)Change in reporting structure adversely affecting Executive without the prior written consent by Executive;

(v)The determination by Executive in good faith that he is unable to provide an officer certification required under any federal law or regulation applicable to officers of a corporation;

(vi)(A) The Board or a committee of the Board has been advised that the disclosure controls and procedures of TCP are or may not be effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with generally accepted accounting principles and Executive concludes in good faith that TCP has not taken appropriate remedial action on a timely basis to address any deficiencies, (B) the Board or a committee of the Board has been advised that there are material deficiencies or weaknesses in the design or operation of internal control over financial reporting of TCP and Executive concludes in good faith that TCP has not taken appropriate remedial action on a timely basis to address any deficiencies, (C) a remediation plan to correct potential material weaknesses or deficiencies in internal control over financial reporting has been adopted and Executive concludes in good faith that the requirements of such plan have not been satisfied or are unlikely to be satisfied because of any action or inaction on the part of senior management, including without limitation, lack of cooperation from senior management or (D) there has been a material violation by the chief executive officer of TCP of the Code of Conduct of either of TCP;

(vii)TCP International or any successor thereto ceases for any reason to have a class of equity securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), terminates its reporting obligations under the Exchange Act or ceases to have a class of equity securities that is listed on a national securities exchange or authorized to be quoted in an inter-dealer quotation system of a registered national securities association; or

(viii)There occurs a material breach of this Agreement by TCP.

As to clauses (i) through (iv) and clause (viii), “Good Reason” will exist only if such diminution, reduction, change or breach is not cured in all material respects within fifteen (15) days after written notice thereof has been given to TCP by Executive provided, that no opportunity to cure shall be provided if such diminution, reduction, change or breach is not curable. Notwithstanding anything to the contrary contained herein, if any event in clauses (v) through (vii) is not a single event but is ongoing, including any event that first occurred prior to the Effective Date, Executive shall have the right to terminate this Agreement and employment for Good Reason upon not less than one (1) year’s prior written notice to TCP during the occurrence of such event or within 60 days after the cessation of such event (except that if TCP has provided notice of termination for “Cause” and the event constituting “Cause” continues to exist following any applicable cure period, Executive may not terminate this Agreement for “Good Reason”).
(f)Termination by Executive without Good Reason. Executive may terminate this Agreement and resign from Executive’s employment hereunder without any Good Reason upon not less than sixty (60) days’ prior written notice to TCP.

8.	Certain Other Benefits

(a)Upon termination of this Agreement regardless of any reason, including Cause, Executive will receive, to the extent permitted by applicable law, any (i) Base Salary earned, but unpaid, (ii) payment for earned but unused vacation time, (iii) Incentive Bonus earned, but unpaid, from a prior calendar year, and (iv) business expenses incurred in accordance with TCP’s reasonable requirements with respect to the reporting and documentation of such expenses, but not yet reimbursed (in the case of each of Section 8(a)(i) through (iv), only up to the date of termination) (the “Accrued Benefits”) and, except as set forth below or in any applicable benefit or option plan or as otherwise required by law (but subject to applicable law), TCP shall have no further payment obligations hereunder. Subject to applicable law, Executive shall also be entitled to receive the additional benefits described in Sections 8(b) through (c) below.

(b)If (x) the Term of Employment expires and this Agreement is not renewed by the Company (other than because the Executive gave notice of his election not to renew the Term of Employment), or (y) this Agreement and Executive’s employment hereunder is terminated by TCP before the expiration of the Term of Employment without Cause pursuant to Section 7(d), or by Executive for Good Reason as defined in Section 7(e) (any such event in (x) or (y), a “Termination Event”), Executive shall receive, conditioned on the Executive’s execution, delivery and non-revocation (and the expiration of any period of revocation) of a release substantially in the form attached hereto as Exhibit A (or such other form as reasonably required by TCP) (the “Release Agreement”) within thirty (30) days of the date of the Termination Event:

(i)twelve (12) months of Executive’s Base Salary as compensation for Executive’s non-competition with TCP International during the Covenant Period (which non-competition is reasonably required to protect the interests of TCP International);

(ii)the earned (based on actual achievement) Incentive Bonus for the year in which Executive’s employment is terminated, pro-rated for Executive’s period of actual service during such year up to the Termination Event; and

(iii)to the full extent permitted under the terms of the plan under which such equity awards were granted and applicable law, all restricted share units, stock options or other equity awards held by Executive as of the date of termination shall become vested and/or earned (based on actual achievement) on a pro-rata basis (based on Executive’s period of actual service during the vesting period and/or the period in which the applicable equity award is to be earned up to the Termination Event).

In addition, notwithstanding anything to the contrary contained herein, Executive may elect that upon (A) TCP providing one (1) year’s prior written notice to Executive of a termination of Executive’s employment without Cause pursuant to Section 7(d), then in lieu of Executive remaining employed with TCP for such one (1) year period, or (B) Executive providing one (1) year’s prior written notice to TCP of a termination of Executive’s employment with Good Reason pursuant to Section 7(e), then in lieu of Executive remaining employed with TCP for such one (1) year period, Executive’s employment with TCP shall immediately be terminated without Cause or for Good Reason, as applicable, and Executive shall receive, in a lump sum payment and in addition to the payments provided for in Section 8(b)(i), one (1) year of Executive’s Base Salary, conditioned on Executive’s execution, delivery and non-revocation (and the expiration of any period of revocation) of the Release Agreement within thirty (30) days of the date of Executive’s termination of employment without Cause or for Good Reason, to be paid on the first regularly scheduled payroll date on or after the 30th day following the date of Executive’s termination of employment without Cause or for Good Reason.

For purposes of clarification the provisions of this Section 8(b) shall remain enforceable regardless of whether there is a Change in Control. The Base Salary amount described in Section 8(b)(i) will, if applicable, be paid to Executive through continued payment of Executive’s Base Salary in regular installments in accordance with the payroll practices and procedures of TCP for executive-level and management-level employees as in effect from time to time beginning on the first regularly scheduled payroll date on or after the 30th day following the date of Executive’s termination pursuant to the Termination Event, the pro-rated Incentive Bonus amount described in Section 8(b)(ii) will, if applicable, be paid to Executive on the same date that the Incentive Bonus would have been paid if Executive’s employment had not so terminated, but in any event not later than March 15 of the calendar year following the year in which Executive’s employment is terminated, and any Accrued Benefits shall be paid on the date Executive’s employment is terminated.
Notwithstanding anything to the contrary contained herein, if TCP has any stock which is publicly traded on an established securities market or otherwise and the Executive is a “specified employee” of TCP within the meaning of Section 409A of the Code and the Treasury Regulations thereunder, any payments that would otherwise be paid during the six month period following the date of the Termination Event that constitute “deferred compensation” within the meaning of Section 409A of the Code and the Treasury Regulations thereunder, taking into account all applicable exceptions such as the exception for an involuntary separation from service set forth in Treasury Regulations Section 1.409A-1(n), will be deferred and paid on the date which is six months and one day following the date of the Termination Event. The first such deferred payment shall include all payments that otherwise would have been due and payable during the six month period following the date of the Termination Event.
(c)In the event of Executive’s death after a Termination Event, all remaining payments shall be paid in a lump sum to Executive’s estate. However, it is expressly understood that TCP’s payment obligations under Section 8(b)(i) of this Agreement, if applicable, will cease in the event Executive breaches his non-competition agreement herein and, in the event of any such breach, Executive shall repay in cash immediately to TCP any amount previously paid to Executive under Section 8(b)(i) of this Agreement.

9.	Liability Insurance and Indemnification

TCP shall provide Executive with not less than the same directors and officers liability insurance coverage as provided to each other member of the TCP Executive Team. In the event TCP enters into indemnification agreements with other members of the TCP Executive Team, TCP shall enter into substantially the same agreement with Executive.

10.	Arbitration, Remedies and Survival

(a)Agreement. Except as otherwise provided in this Agreement, the Parties agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by confidential, final and binding arbitration conducted in Cleveland, Ohio or such other location agreed by the Parties hereto, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association. In the arbitration, the Parties will be entitled to all remedies that would have been available if the matter were litigated in a court of law. The decisions of the arbitrator shall be final, conclusive and binding on the Parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. The Parties will be entitled to reasonable discovery of essential matters as determined by the arbitrator. The fees and expenses of the arbitration, including but not limited to legal fees and arbitrator’s fees, shall be borne as the arbitrators may determine to be appropriate. A judgment on the arbitration award may be entered in any court of competent subject matter jurisdiction in Cuyahoga County, Ohio.

(b)Remedies. Executive acknowledges that he has been employed for Executive’s unique talents and that Executive’s leaving the employment of the Company would seriously hamper the business of the Company and that the Company will suffer irreparable damage if any provisions of Sections 5 and 6 hereof are not performed strictly in accordance with their terms or are otherwise breached. Executive expressly agrees and understands that the remedy at law for any breach by Executive of Sections 5 and 6 will be inadequate and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms. Accordingly, the Company will be entitled, among other remedies, to immediate injunctive relief and may obtain a temporary restraining order restraining any threatened or further breach. Nothing in this Section 10(b) will be deemed to limit the Company’s remedies at law or in equity for any breach by Executive of any of the provisions of this Agreement which may be pursued or availed of by the Company. In the event any court of competent jurisdiction determines that the specified time period or geographical area set forth in Sections 5 and 6 is unenforceable, then a lesser time period or geographical area that is determined by the court to be enforceable shall be enforced. In the event Executive violates any legally enforceable provision of Sections 5 or 6 as to which there is a specific time period during which Executive is prohibited from taking certain actions or engaging in certain activities, then, in such event the violation will toll the running of the time period from the date of the violation until the violation ceases.

(c)Survival. Subject to any limits on applicability contained therein, Sections 5, 6, 8 and 10 shall survive any termination of this Agreement or the employment relationship of Executive by the Company.

11.	Section 409A.

The Parties intend for this Agreement to comply with or be exempt from Section 409A of the Code. Any term used in this Agreement which is defined in Section 409A of the Code or the Treasury Regulations thereunder shall have the meaning set forth therein unless otherwise specifically defined herein. Any obligations under this Agreement that arise in connection with Executive’s “termination of employment”, “termination” or other similar references shall only be triggered if the termination of employment or termination qualifies as a “separation from service” within the meaning of Section 1.409A-1(h) of the Treasury Regulations. The Parties agree that this Agreement may be amended, as reasonably requested by either Party, and as may be necessary to fully comply with Section 409A of the Code and all related rules and Treasury Regulations thereunder in order to preserve the payments and benefits provided hereunder without additional cost to either Party. The Company makes no representation or warranty and shall have no liability to Executive or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption or exception from, or the conditions of, Section 409A of the Code. Each payment under this Agreement shall be considered a separate payment and not one of a series of payments for purposes of Section 409A of the Code. All reimbursements and in-kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A of the Code, including, where applicable, the requirement that (a) any reimbursement shall be for expenses incurred during such period of time specified in this Agreement, (b) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year, (c) the reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred and (d) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.

12.	Miscellaneous

(a)Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Ohio.

(b)Entire Agreement. This Agreement represents the entire understanding and agreement between the Company and Executive concerning Executive’s employment relationship with the Company (except with respect to the Sign on RSU Award and any subsequent equity incentives, if any) and supersedes and preempts any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way. This Agreement may not be amended or modified except in writing by the Parties. This Agreement supersedes and replaces all prior agreements between the Company and Executive concerning Executive’s employment relationship with the Company (including, without limitation, the Executive Employment Agreement, dated as of February 1, 2014, between the Parties and the Prior Agreement).

(c)Notices. Any notices or other communications under this Agreement shall be in writing, signed by the Party making the same, and shall be delivered by personally or sent by certified or registered mail, postage prepaid, addressed as follows:

If to Executive:	Brian Catlett
If to TCP:	Technical Consumer Products, Inc. 325 Campus Dr. Aurora, OH, 44202 Attn.: Chief Executive Officer

(d)Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but in the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void in any respect under applicable law or rule in any jurisdiction, such illegality, unenforceability or invalidity will not affect any other provision of this Agreement, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such illegal, unenforceable or invalid provision had never been contained herein.

(e)Withholding. TCP may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as shall be required to be withheld pursuant to any law or government regulation or ruling.

(f)Waiver. The failure of either Party to insist upon strict adherence or compliance by the other Party with one or more of the covenants and restrictions contained herein, on one or more occasions, shall not be construed as a waiver, nor shall such course of action deprive either Party of the right to require strict compliance therewith.

(g)Interpretation. The interpretation, construction and validity of this agreement shall be governed by the laws of the state of Ohio. The parties hereby irrevocably consent to the jurisdiction and venue of any state or federal court in Ohio, with respect to any action brought under or relating to any term of this Agreement.

(h)Assignment.

(i)This Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns and shall be binding upon and shall inure to the benefit of Executive and his heirs, estate and personal representatives. Except as provided in Section 12(h)(i), no Party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other Party hereto.

(ii)Any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or TCP shall expressly assume and agree in a writing to be delivered to Executive to perform or cause this Agreement to be performed in the same manner and to the same extent that it would be performed if no succession had taken place. Failure of the Company or TCP to obtain such agreement prior to the effectiveness of any such succession shall be deemed a material breach of this Agreement.

(i)Headings and Captions. The headings and captions set forth under each of the Articles, sections and subsections of this Agreement are for convenience of reference and shall not be construed or interpreted to define, limit, abridge or assist in the interpretation and/or scope or intent of this Agreement, which in lieu thereof must be read in its entirety.

(j)Counterparts. This Agreement may be executed in one or more counterparts, each counterpart being deemed an original, and the counterparts collectively being one and the same instrument.

(k)No Rights Under Company Documentation. In the event a provision of this Agreement conflicts with an employee handbook or manual, employment application, corporation memorandum, or other materials provided to employees in connection with their employment with the Company, the provision contained in this Agreement shall govern.

(l)Unemployment Compensation Benefits. The Company shall not challenge an application for unemployment compensation benefits to Executive, provided that such application is submitted following a Termination Event.

IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Employment Agreement.

Technical Consumer Products, Inc.	Executive

By: /s/ K.R. den Daas	By: /s/ Brian Catlett
Name: K.R. den Daas	Name: Brian Catlett
Title: CEO	Date: March 7, 2016
Date: March 7, 2016